Exhibit 99.3

February 4, 2016

To:	ALL MFLEX Colleagues

From:	Reza Meshgin
President & CEO

Dear Valued Colleagues:

I am very excited to share a critical milestone in the history of our company. Today, we announced that Multi-Fineline Electronix, Inc. (“MFLEX”) has entered into a definitive agreement to be acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd (“DSBJ”) (SZSE: 002384). Under the terms of the agreement, MFLEX stockholders will receive $23.95 per share in cash. The proposed transaction values MFLEX’s equity at approximately $610 million, on a fully diluted basis, and represents a premium of 40.8% over MFLEX’s closing stock price on February 3, 2016 and a premium of 52.2% to the thirty-day volume-weighted average closing price. The agreement was unanimously approved by MFLEX’s Board of Directors.

Established in Suzhou, China in 1980, DSBJ is a publicly-traded, leading supplier of precision sheet metal components, which produces a wide range of base station, enclosure and display products and solutions in telecommunications, consumer, industrial, medical and automotive market segments. DSBJ has been listed on the Shenzhen Stock Exchange (SZSE: 002384) since 2010, had annual sales of $646 million in 2015, and, as of February 3, 2016, has a market capitalization of approximately $2.5 billion.

This transaction fulfills our shared long-term strategy of growth and diversification. We see the combined company, with more than $1 billion in sales and nearly 20,000 employees worldwide, as a more formidable competitor with our complementary businesses and products enabling us to mutually grow our customer base, market segments and geographical reach. MFLEX and DSBJ share a common heritage in Suzhou city, and collectively have more than 18,000 employees in the area, and we look forward to our continuing manufacturing leadership and growth in Suzhou.

This transaction, which is expected to close in the third quarter of fiscal 2016, is subject to shareholder and various regulatory approvals and other customary closing conditions. In the meantime, MFLEX and DSBJ will continue to operate as two independent, separate companies and it will be business as usual at MFLEX. We will continue to provide our customers with timely delivery of the highest-quality flexible printed circuits and assemblies.

I am extremely proud of the team we have assembled at MFLEX. Your support and commitment to the company throughout the years, and most recently your dedication to returning MFLEX to its strong financial footing, have been significant contributors to our success and position in the marketplace. I know that I can count on your support during this transitionary period and thereafter as we become part of the DSBJ family.

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

Following the closing of the transaction, we will operate as an independent business unit of DSBJ under the strong MFLEX brand and continue to supply the high quality, advanced flexible printed circuits and assemblies for which we are known. We will maintain our headquarters location in Irvine, California, as well as our manufacturing facilities in Suzhou, China. Your senior management team and I are expected to remain with MFLEX in our same capacities.

There will be a series of communication sessions with our colleagues worldwide and I look forward to speaking to you. Please direct all media inquiries to me; investor relations to Tom Kampfer, our EVP and CFO; and internal questions to CP Lee, our VP of Global HR. On behalf of the Executive Team, I want to thank you for your continual support.

Sincerely,

Reza

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

Important Information

In connection with the proposed transaction, MFLEX will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). MFLEX STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. MFLEX stockholders and other investors may obtain a free copy of the proxy statement when it becomes available, along with other documents filed by MFLEX with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of MFLEX’s website (http://www.mflex.com). MFLEX and its directors and executive officers may be deemed under SEC rules to be soliciting proxies from MFLEX stockholders in favor of the proposed transaction. Information about these directors and executive officers and their interest in the solicitation will be included in the proxy statement described above. Additional information about MFLEX’s directors and executive officers is also available in MFLEX’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on January 21, 2015, and in its Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015, both of which are available free of charge as indicated above.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction, and other statements in this letter that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MFLEX’s current expectations concerning future events and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the actual timing of the closing of the transaction; the satisfaction of conditions to the closing of the transaction; any termination of the definitive agreement; the effect of the proposed transaction on MFLEX’s business, operating results, and relationships with employees, customers, suppliers and others; any litigation related to the transaction; and the risks disclosed from time to time in MFLEX’s filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. MFLEX does not undertake to update these forward-looking statements to reflect future events or circumstances.

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

FREQUENTLY ASKED QUESTIONS

Q1.	Can we begin conducting sales calls with each other’s customers?

–

No. Until the transaction closes, which is expected in the third quarter of 2016, we will be operating as two independent companies. Therefore, we have to maintain separate business dealings until the close of the transaction.

Q2.	How does this acquisition change the way we operate?

–

It will be business as usual until the close of the transaction. DSBJ will maintain MFLEX as an independent business unit, and we will retain the strong MFLEX brand name in the market. We will continue to maintain and grow our Suzhou manufacturing facilities and keep our headquarters location in Irvine, CA. There will be an alignment and integration process for both companies after the transaction closes.

Q3.	How does this change my job in the near-term and after the close?

–

It will be business as usual until the transaction closes. MFLEX will continue to focus on our current business plan and your role will remain unchanged, as will the goals and objectives you have outlined with your manager for 2016. After the close of the transaction, we will align our business with DSBJ. As we will be operating as an independent business unit following the closing, we expect our organizational structure to remain substantially as it is today.

Q4.	Will we keep our current compensation?

–

We have just completed our annual merit review in January 2016 for our colleagues in MFI, MSG, MKR, MFT, MBV and managers in MFC. Our plan is to conduct our annual merit review for the rest of MFC colleagues in July 2016 based on market movement.

–

For our colleagues who are participating in the global performance bonus plan for 2016, the plan document will be released as soon as it is ready. The plan was approved by MFLEX’s Board of Directors prior to the signing of the agreement with DSBJ.

–	The rest of our bonuses, allowances and awards provided in each location shall remain unchanged until the close of the transaction.

–	Due to this pending transaction, we will not provide any restricted stock grants in 2016.

Q5.	Why would DSBJ want to acquire MFLEX?

–

DSBJ believes that we have complementary products, geographical reach and market segments, and they see high value in the outstanding MFLEX management team and employees. They also foresee market opportunities in North America for their existing products and services and significant growth opportunities for our flexible printed circuits and assemblies in China. The proximity of DSBJ and our operations at MFC in Suzhou City will create synergies due to economies of scale, and the combined company will be the largest enterprise in the Suzhou

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

Wuzhong district. There are meaningful sales synergies we expect to realize through this acquisition given our complementary customer, product and manufacturing footprints.

Q6.	Why did MFLEX agree to the acquisition by DSBJ?

–

Our Board unanimously concluded that partnering with DSBJ was the best strategic path for MFLEX, as this transaction will provide significant, immediate cash value for our stockholders, offer new opportunities for our employees, and support the future needs of our customers, while positioning MFLEX for long-term growth within a larger manufacturing conglomerate. DSBJ has set the goal of significantly growing MFLEX to be the leading flexible printed circuit and assembly manufacturer within the next five years.

Q7.	Will there be business restructuring or cost reduction activities after the close of the transaction?

–

Regardless of this transaction, we operate in a very competitive market and will continue to review our business plan and take the necessary actions to support our sales and profitability goals. We will be working through our post-acquisition plan as we move through the transaction process and will keep you apprised of anticipated changes, if any.

Q8.	Will this acquisition impact our capital investment plan?

–

DSBJ has been informed of, and supports, our 2016 capital expenditure plan to further our sales and financial goals. In MFC, we are currently increasing our investment in automation to improve our technological capabilities and reduce our dependence on manual labor.

Q9.	Will we deplete our cash reserve after the close of the transaction?

–	MFLEX had $214 million of cash as of December 31, 2015, and no debt. We expect to continue to maintain a healthy cash balance to support working capital and the growth of our business.

Important Information

In connection with the proposed transaction, MFLEX will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (“SEC”). MFLEX STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. MFLEX stockholders and other investors may obtain a free copy of the proxy statement when it becomes available, along with other documents filed by MFLEX with the SEC, at the SEC’s website (http://www.sec.gov) or through the investor relations section of MFLEX’s website (http://www.mflex.com). MFLEX and its directors and executive officers may be deemed under SEC rules to be soliciting proxies from MFLEX stockholders in favor of the proposed transaction.

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com

Information about these directors and executive officers and their interest in the solicitation will be included in the proxy statement described above. Additional information about MFLEX’s directors and executive officers is also available in MFLEX’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on January 21, 2015, and in its Transition Report on Form 10-K, which was filed with the SEC on February 13, 2015, both of which are available free of charge as indicated above.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the proposed transaction, and other statements in this letter that are not historical facts, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent MFLEX’s current expectations concerning future events and involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, without limitation, the actual timing of the closing of the transaction; the satisfaction of conditions to the closing of the transaction; any termination of the definitive agreement; the effect of the proposed transaction on MFLEX’s business, operating results, and relationships with employees, customers, suppliers and others; any litigation related to the transaction; and the risks disclosed from time to time in MFLEX’s filings with the SEC, including its Quarterly Report on Form 10-Q for the period ended September 30, 2015. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. MFLEX does not undertake to update these forward-looking statements to reflect future events or circumstances.

Multi-Fineline Electronix, Inc  |  8659 Research Drive  |  Irvine, CA 92618

TEL 949.453.6800  |  FAX 714.238.1487  |  www.mflex.com